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                                                                      EXHIBIT 11



                              THE FIRST YEARS INC.



      PRIMARY NET INCOME PER SHARE AND FULLY DILUTED NET INCOME PER SHARE



                                                                               THREE MONTHS ENDED
                                                       YEAR ENDED
                                                      DECEMBER 31,                 MARCH 31,
                                                ------------------------    ------------------------
                                                   1994          1995          1995          1996
                                                ----------    ----------    ----------    ----------
PRIMARY NET INCOME PER SHARE:
Net income available for common shares and
  common stock equivalent shares............... $2,989,374    $3,724,493    $  829,808    $1,186,573
                                                ==========    ==========    ==========    ==========
     Primary net income per share..............      $0.66         $0.80         $0.18         $0.25
SHARES USED IN COMPUTATION:
Weighted average common shares outstanding.....  4,497,244     4,507,058     4,500,978     4,515,487
Common stock equivalents - options.............     53,450       156,433       160,868       173,939
                                                ----------    ----------    ----------    ----------
          Total common stock and common stock
            equivalent dilutive shares.........  4,550,694     4,663,491     4,661,846     4,689,426
                                                ==========    ==========    ==========    ==========
FULLY DILUTED NET INCOME PER SHARE:
Net income available for common shares and
  common stock equivalent shares............... $2,989,374    $3,724,493    $  829,808    $1,186,573
                                                ==========    ==========    ==========    ==========
     Fully diluted net income per share........      $0.65         $0.80         $0.18         $0.25
SHARES USED IN COMPUTATION:
Weighted average common shares outstanding.....  4,497,244     4,507,058     4,500,978     4,515,487
Common stock equivalents - options.............     71,726       166,595       160,868       202,600
                                                ----------    ----------    ----------    ----------
          Total common stock and common stock
            equivalent dilutive shares.........  4,568,970     4,673,653     4,661,846     4,718,087
                                                ==========    ==========    ==========    ==========
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